SHARE PURCHASE AGREEMENT

This Agreement (the "Agreement") is made as of the 27th day of August (the "Effective Date"), 2007, by and between Energtek Inc., of 26 East Hawthorne Avenue, Valley Stream, NY 11580, USA (the "Buyer”) and Radel LLC., of 111 8th Ave, 13th Fl, New York, NY 10011, USA, (the "Seller").

WHEREAS,  the Seller is the owner of 8,999 ordinary shares of NIS 1 par value and 1 management share of NIS 1 par value (collectively, the "Purchased Shares") of Angstore Technologies Ltd. (Reg. Co.. 51-341362-5) (the "Company"); and

WHEREAS, other than the Seller, the Buyer is the only shareholder of the Company; and

WHEREAS, the Seller wishes to sell the Purchased Shares to the Buyer and the Buyer wishes to purchase the Purchased Shares, subject to the terms set below; and

WHEREAS the parties wish to put unto writing the agreements between them;

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereby agree as follows:

1	Preamble and Appendixes

1.1	The preamble to this Agreement as well as its appendixes form integral parts hereof.

1.2	The headings of the sections and subsections of this Agreement are made for convenience of reference only and are not to be considered in construing this Agreement.

2	Representations by the Seller

The Seller hereby represents and warrants to the Buyer that the statements contained in this Section 2 are correct and complete and further acknowledges that Buyer is entering into this Agreement in reliance thereon.

2.1	The Seller is the sole owner of the Purchased Shares and such shares are free and clear of any lien, pledges or encumbrance of any kind and/or of any third party rights.

2.2	All actions on the part of the Seller necessary for the execution of this Agreement and for the transfer of the Purchased Shares to the Buyer under this Agreement have been taken

2.3	The Seller has all requisite power and authority to execute, deliver, and perform this Agreement.

2.4	This Agreement is the legal, valid, and binding obligation of the Seller, and is enforceable against the Seller in accordance with its terms.

2.5
All waivers or other consents needed from any banks, members, managers, governmental entities, or other third parties in connection with the transactions contemplated by this Agreement, have been obtained, and evidence was delivered to the Buyer

2.6
The Seller represents and acknowledges that the EGTK Shares (as defined below) are being acquired for investment by Seller for the Seller's own account, not as a nominee or agent, and not with a present view to the resale or distribution of any part thereof, and Seller has no present intention of selling, granting any participation in, or otherwise distributing the EGTK Shares. Seller understands that the EGTK Shares have not been registered under the Securities Act of 1933 (the "1933 Act") or the laws of any state, that the issuance of the EGTK Shares to Buyer is being undertaken in reliance upon an exemption from the registration requirements of the 1933 Act, and that the certificates evidencing the EGTK Shares will be endorsed with a restrictive legend.

2.7	Other than as stated above, the Purchased Shares are sold as is, without any other representations and warranties

3	Representations by the Buyer

The Buyer hereby represents and warrants to the Seller that the statements contained in this Section 3 are correct and complete and further acknowledges that Seller is entering into this Agreement in reliance thereon.

3.1	All corporate action on the part of the Buyer necessary for the execution, of the said purchase under this Agreement has been taken.

3.2	Buyer is a shareholder of the Company and familiar with its business and activities and accordingly the Purchased Shares are being purchased as is.

3.3	Buyer has the financial capability to meet its undertakings herein.

4	Purchase of the Purchased Shares

4.1
The Buyer hereby purchases the Purchased Shares, namely 8,999 ordinary shares of NIS 1 par value and 1 management share of NIS 1 par value of the Company and the Seller hereby sells to the Buyer the Purchased Shares for the sum of US$ 275,000 (two hundred seventy five thousand) (the "Purchase Price”) to be paid to the Seller by issuing to the Seller 550,000 (five hundred and fifty thousand) common share of the Buyer ("the EGTK Shares")

4.2
The Seller hereby delivers to Buyer a validly executed share transfer deed and a resolution of the management of the Company approving the transfer of the Purchased Shares; and the Buyer shall deliver to the Seller within 30 days a share certificate for the EGTK shares and a board resolution approving such issuance.

5	Tax

The Seller shall bear any and all taxes, if applicable, on the sale and transfer of the Purchased Shares to the Buyer.

6	Miscellaneous

6.1
Further Assurances. Each of the parties hereto shall perform such further acts and execute such further documents as may reasonably be necessary to carry out and give full effect to the provisions of this Agreement and the intentions of the parties as reflected hereby.

6.2
Governing Law; Jurisdiction. This Agreement shall be governed by and construed exclusively according to the laws of the State of New York, without regard to the conflict of laws provisions thereof. Any dispute arising under or in relation to this Agreement shall be resolved exclusively in the competent courts of the State of New York, and each of the parties hereby submits irrevocably to the jurisdiction of such court.

6.3
Entire Agreement; Amendment and Waiver. This Agreement (including all Schedules) constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof. Any term of this Agreement may be amended and the observance of any term hereof may be waived (either prospectively or retroactively and either generally or in a particular instance) only with the written consent of each party to this Agreement.

6.4
Notices, etc. All notices and other communications required or permitted hereunder to be given to a party to this Agreement shall be in writing and shall be telecopied or mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed to such party’s address as set forth below or at such other address as the party shall have furnished to the other parties in writing in accordance with this provision:

if to Buyer:  Energtek Inc., of 26 East Hawthorne Avenue, Valley Stream, NY 11580, USA.

if to Seller: Radel Llc., of 111 8th Ave, 13th Fl, New York, NY 10011, USA

or such other address with respect to a party as such party shall notify each other party in writing as above provided. Any notice sent in accordance with this Section 6.4 shall be effective (i) if mailed by certified mail, five (5) business days after mailing, (ii) if sent by messenger, upon receipt, and (iii) if sent via e-mail or telecopier, upon transmission and electronic confirmation of receipt and receipt of oral confirmation of receipt (if transmitted and received on a non-business day) on the first business day following transmission of electronic confirmation of receipt and receipt of oral confirmation of receipt.

6.5
Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed enforceable against the parties actually executing such counterpart, and all of which together shall constitute one and the same instrument.

Signatures appearing on a faxed page shall be deemed original signatures and shall be enforceable against the parties transmitting such signature pages by facsimile.

IN WITNESS WHEREOF the parties have signed this Agreement as of the date first hereinabove set forth.

/s/ Doron Uziel	/s/ Nikita Ananov
Energtek Inc.	Radel LLC